Exhibit 16.1

July 1, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of The Swiss Helvetia Fund, Inc.’s Form 8-K dated July 1, 2014, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
New York, New York